Exhibit 99.1

           Camden National Corporation Combines Banking Subsidiaries

    CAMDEN, Maine--(BUSINESS WIRE)--Oct. 2, 2006--Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (AMEX: CAC; the "Company"), announced today that, following full regulatory approval to move forward, the Company has completed the joining of its two banking subsidiaries, Camden National Bank and UnitedKingfield Bank, under the Camden National Bank name.

    On January 12, 2006, Camden National Corporation announced its plan to combine its two banking subsidiaries as part of an effort to streamline its regulatory process and enhance customer service. "UnitedKingfield Bank has been part of the Camden National family since the acquisition of United Bank in 1995 and Kingfield Savings Bank in 1999," Daigle said, "which has given us the time to create a strong culture throughout our Company as well as define ourselves in each of our communities."

    "We are pleased that we were able to gain regulatory approval early in the process," noted Gregory A. Dufour, President and Chief Executive Officer of Camden National Bank, "which allowed us to focus on the many different project tasks that culminated in the official combination of the two banks effective September 30, 2006."

    Dufour also stated, "Our commitment that there would be no job losses or branch closings at the two banks, and that personnel in the branches and lending staffs would remain the same has been fulfilled. Customers in our 27 branches will continue to see the same employees giving great service in the form of The Camden National Bank Experience."

    "In today's rapidly changing banking environment, remaining an independent Maine-based company, as we have for more than 130 years, requires that we efficiently support our strategic growth objectives, while at the same time deepening ties to our customers and the communities we serve," concluded Daigle.

    Camden National Corporation traces its roots to the founding of Camden National Bank in 1875. In 1995 Camden National Corporation acquired United Bank in Bangor, Maine. Kingfield Savings Bank was acquired in late 1999 and in 2000 was joined with United Bank to create UnitedKingfield Bank.

    Camden National Corporation, a 2006 Best Places to Work in Maine company headquartered in Camden, Maine, and listed on the American Stock Exchange, the Russell 3000(R) and the Russell 2000(R) under the symbol CAC, is the holding company for a family of two financial services companies, including: Camden National Bank (CNB), a full-service community bank with 27 banking offices serving coastal, western, central and eastern Maine, and recipient of the Governor's Award for Business Excellence in 2002, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor. Acadia Financial Consultants is a division of CNB, offering full-service brokerage services.

    This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

    Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

    These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

    CONTACT: Camden National Corporation
             Suzanne Brightbill, 207-230-2120
             Public Relations Officer
             sbrightbill@camdennational.com